UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 13, 2019

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff, Bldg. B Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02                   Results of Operations and Financial Condition.

On November 13, 2019, ProPetro Holding Corp. (the “Company”) issued a press release announcing, among other things, its preliminary third quarter financial results. A copy of the press release is furnished as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On November 13, 2019, the Company posted an investor presentation to its website at ir.propetroservices.com/presentations. The presentation is furnished as Exhibit 99.2 hereto.

The information furnished with this report, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01                   Other Events.

Audit Committee Internal Review

The Audit Committee of the board of directors of the Company, with assistance of independent outside counsel and accounting advisors, has continued to review the matters previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 8, 2019 and October 9, 2019. Since October 9, 2019, the Audit Committee has identified one related party transaction that was not previously disclosed and is described in greater detail below.

The Audit Committee and management have not identified to date any items that would require restatement of the Company’s previously reported balance sheets, statements of operations, statements of shareholders’ equity or statements of cash flows. However, the Audit Committee’s internal review has identified a number of internal control deficiencies. As a result of these internal control deficiencies, the Company’s management has concluded that there were at least two material weaknesses that resulted in the Company’s internal control over financial reporting and disclosure controls and procedures not being effective as of a prior date.  While management continues to evaluate the impacts of the identified control deficiencies, management has concluded that at least one of these material weaknesses existed as of December 31, 2018.

These determinations affect the conclusions regarding effectiveness previously expressed by the Company’s management in Part II, Item 9A, “Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”) and Part I, Item 4, “Controls and Procedures” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “First Quarter 10-Q”). Accordingly, investors should no longer rely on management’s report on internal control over financial reporting or the internal control over financial reporting opinion of the Company’s independent registered public accounting firm included in the 2018 Annual Report.  The Company expects to amend the 2018 Annual Report and the First Quarter 10-Q in the future to reflect these conclusions.

The Company also continues to require additional time in order to permit the new members of the Company’s management team who are responsible for certifying the accuracy of the Company’s financial information and the effectiveness of the Company’s disclosure controls and procedures to be in a position to so certify amended, delinquent and future SEC filings.

In addition, the Company’s management continues to provide information to its independent registered public accounting firm in order to allow it to evaluate the internal review and associated findings, as well as the Company’s proposed remediation plan and the impact that any identified material weaknesses may have on its prior opinions.  The Company also expects that management and its independent registered public accounting firm may need to perform additional procedures with respect to historical periods prior to the Company making any amended, delinquent or future SEC filings.

The Company cannot currently predict when this evaluation and review process will be completed, but it does not currently expect to be in a position to file amended, delinquent or future SEC filings prior to the end of 2019.  The Company will continue to seek to complete the evaluation and review process, take appropriate corrective actions and make necessary filings with the SEC with a view to becoming current in its filing obligations under the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable.

The Audit Committee identified one related party transaction that was not previously disclosed. During 2018, (i) an entity (“Entity A”) that is 50% owned by the Company’s former Chief Accounting Officer (the “Former CAO”) and 50% by the Former CAO’s business partner (who is not affiliated with the Company) loaned approximately $770,000, and (ii) an entity that is owned 100% by the Former CAO (“Entity B”) loaned approximately $57,000, to another entity that is owned 100% by the Former CAO’s business partner (“Entity C”).  The loaned funds were used by Entity C during 2018 to pay for a portion of the acquisition, development, and construction costs associated with an iron testing facility and a portion of the acquisition and development costs associated with a maintenance facility that were sold or leased to the Company.  The approximately $827,000 of funds loaned by Entity A and Entity B to Entity C were repaid in full by Entity C, without interest.

Similarly, during 2019, Entity A provided approximately $500,000 of funds to Entity C, which funds the Company understands were used during 2019 to pay for a portion of the development and construction costs associated with the iron testing facility.

The Company purchased the iron testing facility from Entity C, reimbursed Entity C for certain development costs associated with the maintenance facility, and leased a property adjacent to the iron testing facility and the maintenance facility property from Entity C.  In total, the Company has paid approximately $3,600,000 to Entity C, which includes $2,300,000 associated with the iron testing facility discussed above.

Shareholder Litigation and SEC Investigation

On September 16, 2019, a complaint was filed against the Company and certain of its current and former officers and directors in the U.S. District Court for the Western District of Texas on behalf of a putative class of shareholders who purchased the Company’s common stock during the period between March 17, 2017 and August 8, 2019. The suit, captioned Richard Logan, Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. ProPetro Holding Corp., et al., (Case No. 7:19-CV-217) (the “Logan Lawsuit”), alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder, as well as Sections 11 and 15 of the Securities Act of 1933, as amended, based on allegedly inaccurate or misleading statements, or omissions of material facts, about the Company’s business, operations and prospects. The plaintiffs seek awards of compensatory damages, among other relief, and their costs and attorneys’ and experts’ fees.

On October 24, 2019, the Company received a letter from the SEC indicating that the SEC had opened an investigation into the Company and requesting that the Company provide certain documents, including documents related to the Company’s internal investigation (referenced in the Company’s August 8, 2019 Current Report on Form 8-K) and related events.  The Company has cooperated and expects to continue to cooperate with the SEC’s investigation.

We are presently unable to predict the duration, scope or result of the SEC’s investigation, the Logan Lawsuit, or any other related lawsuit or investigation.

The ongoing SEC investigation, the Logan Lawsuit and any related future litigation give rise to risks and uncertainties that could adversely affect our business, results of operations and financial condition. Such risks and uncertainties include, but are not limited to, uncertainty as to the scope, timing and ultimate findings of the matters under review by the SEC; adverse effects of the investigation, including the potential impact to the Company or members of its management team in the event of an adverse outcome and on the market price of the Company’s common stock; the costs and expenses of the SEC investigation and the Logan Lawsuit, including legal fees and possible monetary penalties in the event of an adverse outcome; the risk of additional potential litigation or regulatory action arising from these matters; the timing of the review by, and the conclusions of, the Company’s independent registered public accounting firm regarding these matters; the potential identification of additional deficiencies in internal control over financial reporting or disclosure controls and procedures and the impact of the same; and potential reputational damage that the Company may suffer as a result of these matters.

The SEC has a broad range of civil sanctions available should it commence an enforcement action, including injunctive relief, disgorgement, fines, penalties, or an order to take remedial action. The imposition of any of these sanctions, fines, or remedial measures could have a material adverse effect on our business, results of operation and financial condition.

The outcome of the Logan Lawsuit or any other litigation is necessarily uncertain. We could be forced to expend significant resources in the defense of this lawsuit or future ones, and we may not prevail.

We maintain director and officer insurance; however, our insurance coverage is subject to certain exclusions (including, for example, any required SEC disgorgement or penalties) and we are responsible for meeting certain deductibles under the policies.  Moreover, we cannot assure you that our insurance coverage will adequately protect us from claims made in the Logan Lawsuit, the SEC investigation or any future claims. Further, as a result of the pending litigation and investigation the costs of insurance may increase and the availability of coverage may decrease. As a result, we may not be able to maintain our current levels of insurance at a reasonable cost, or at all.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated November 13, 2019
99.2	Investor presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: November 13, 2019	By:	/s/ Darin G. Holderness
Darin G. Holderness
Interim Chief Financial Officer